UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LeMaitre Vascular, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

April 30, 2010

Dear Fellow Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of LeMaitre Vascular, Inc., which will be held at 10:00 a.m. on Thursday, June 17, 2010, at our corporate headquarters at 63 Second Avenue, Burlington, Massachusetts.

This booklet includes a notice of meeting and proxy statement. The proxy statement describes the business to be conducted at the meeting and provides other information that you should know when you vote your shares. Following the required business meeting, we will report on our operations.

It is important that your shares be represented whether or not you attend the meeting. You can vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it promptly using the envelope provided.

We have provided space on the proxy card for comments. We urge you to use it to let us know your feelings about LeMaitre Vascular or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

George W. LeMaitre
Chairman and Chief Executive Officer

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Eastern Time, on Thursday, June 17, 2010

PLACE	LeMaitre Vascular, Inc. 63 Second Avenue Burlington, Massachusetts

ITEMS OF BUSINESS	(1) To elect three Class I directors nominated by the Board of Directors for three-year terms.
(2) To approve our Second Amended and Restated 2006 Stock Option and Incentive Plan, pursuant to which an additional 1,500,000 shares of our common stock would be available for issuance.
(3) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.
(4) To transact such other business as may properly come before the meeting and any adjournment or postponement.

The proposal for the election of directors relates solely to the election of Class I directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the LeMaitre Vascular.

RECORD DATE	You can vote if you are a stockholder of record on April 19, 2010.

ANNUAL REPORT	Our 2009 Annual Report, which is not a part of the proxy solicitation material, is enclosed.

PROXY VOTING	Your vote is important, regardless of the number of shares you own. If you do not attend the meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the meeting. To ensure that your shares will be voted at the meeting, please vote by marking, signing, dating, and promptly returning the enclosed proxy card in the postage-paid envelope provided. If you do attend the meeting, you may revoke your proxy and vote by ballot. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Aaron M. Grossman
Vice President, General Counsel, and Secretary

April 30, 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 17, 2010

This proxy statement, the notice of the annual meeting, a sample proxy card, and our 2009 annual report to stockholders are available at http://www.lemaitre.com/proxy.

Stockholders requiring directions to attend the Annual Meeting in person may visit

http://www.lemaitre.com/proxy.

The Board of Directors recommends that you vote FOR each of the proposals identified above.

LEMAITRE VASCULAR, INC.

PROXY STATEMENT

ANNUAL MEETING AND VOTING INFORMATION

Why did I receive these proxy materials?

You are receiving these proxy materials in connection with the solicitation of proxies on behalf of the Board of Directors (“Board” or “Board of Directors”) of LeMaitre Vascular, Inc. (“we,” “us,” or “our”) for use at the Annual Meeting of Stockholders on June 17, 2010 (the “Meeting”). We are sending this proxy statement to all stockholders of record as of the close of business on April 19, 2010 (the “Record Date”), for delivery on April 30, 2010. You may obtain additional copies of this proxy statement and proxy card, as well as our 2009 annual report, at the following Internet website: http://www.lemaitre.com/proxy.

What will stockholders vote on at the Meeting?

Stockholders will vote on three items at the Meeting:

•	to elect three Class I directors nominated by the Board of Directors for three-year terms;

•	to approve our Second Amended and Restated 2006 Stock Option and Incentive Plan, pursuant to which an additional 1,500,000 shares of our common stock would be available for issuance; and

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

Will there be any other items of business on the agenda?

Aside from the matters described above, the Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

What are the recommendations of the Board of Directors on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

•	“FOR” the election of the three nominees as directors;

•	“FOR” approval of our Second Amended and Restated 2006 Stock Option and Incentive Plan; and

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

What vote is required to approve each proposal?

For Proposal 1, the election of Class I directors, the nominees receiving the highest number of affirmative votes of the shares present, either in person or represented by proxy, and entitled to vote at the Meeting shall be elected as Class I directors. For both Proposal 2, the approval of our Second Amended and Restated 2006 Stock Option and Incentive Plan, and Proposal 3, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current year, an affirmative vote of a majority of the shares present, either in person or represented by proxy and entitled to vote on such matter, is required for approval.

Who is entitled to vote at the Meeting?

Stockholders of record of our common stock at the close of business on the Record Date will be entitled to vote at the Meeting. As of that date, there were 15,638,216 shares of common stock outstanding and entitled to vote. We are soliciting proxies on behalf of the Board of Directors to give all stockholders who are entitled to vote on the matters that come before the Meeting the opportunity to do so whether or not they attend the Meeting in person.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Meeting or vote by proxy. Whether or not you plan to attend the Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy from your broker or other agent.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Meeting in person or represented by proxy. On the Record Date, there were 15,638,216 shares of common stock outstanding and entitled to vote, meaning that 7,819,109 shares must be represented in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Meeting in person or represented by proxy may adjourn the Meeting to another date.

What are my voting rights?

Holders of common stock are entitled to one vote per share.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Meeting and vote in person even if you have already voted by proxy. To vote in person, come to the Meeting and we will give you a ballot when you arrive. You may obtain directions to the Meeting at the following Internet website: http://www.lemaitre.com/proxy. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What if I return a proxy card or otherwise vote but do not make specific choices?

The persons named as attorneys-in-fact in the proxies, Joseph P. Pellegrino, Jr. and Aaron M. Grossman, were selected by the Board of Directors and are officers of LeMaitre Vascular. All properly executed proxies returned in time to be counted at the Meeting will be voted by such persons at the Meeting. Where a choice has been specified on the proxy with respect to either of the foregoing matters, the shares represented by the proxy will be voted in accordance with that specification. If no such specifications are indicated, such proxies will be voted “FOR” the election of the nominees to the Board of Directors, “FOR” approval of our Second Amended and Restated 2006 Stock Option and Incentive Plan, and “FOR” ratification of the appointment of the independent registered public accounting firm. If any other matter is properly presented at the Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

What can I do if I change my mind after I vote my shares?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the final vote at the Meeting. Proxies may be revoked by (1) filing with our Secretary, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the Meeting, or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Secretary, at or before the taking of the final vote at the Meeting.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals, and, for the first time this year, under a new amendment to the NYSE rules, elections of directors, even if not contested.

What effect do abstentions and broker non-votes have?

Abstentions will be counted towards the vote total for each proposal other than the election of directors, and will have the same effect as “Against” votes. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Who tabulates the votes?

An automated system administered by our transfer agent, BNY Mellon Shareowner Services, tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

How can I find out the results of the voting at the Meeting?

Preliminary voting results will be announced at the Meeting. Final voting results will be published in a current report on Form 8-K within four business days following the Meeting.

What proxy materials are available on the internet?

The proxy statement, Form 10-K and annual report to stockholders are available at http://www.lemaitre.com/proxy.

DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

The following table identifies the director nominees to be elected at the Meeting and our directors, executive officers, and certain individuals that we believe are key employees of the Company, and sets forth the age of, and positions with us currently held by, each such person immediately prior to the Meeting.

Name	Age	Position
George W. LeMaitre (1)(2)	45	Chairman of the Board and Chief Executive Officer
David B. Roberts (1)(2)	46	President and Director
Peter R. Gebauer (1)	56	President, International Operations
Trent G. Kamke (1)	39	Senior Vice President, Operations
Joseph P. Pellegrino, Jr. (1)	45	Chief Financial Officer
Aaron M. Grossman (1)	38	Vice President, General Counsel and Secretary
Robert V. Linden (1)	43	Vice President Sales, The Americas
Kimberly L. Cieslak	37	Vice President, Marketing
Ryan H. Connelly	32	Director, Research and Development
Maik D. Helmers	36	Vice President, Central European Sales
Andrew Hodgkinson	34	Vice President, Clinical and Regulatory Affairs
Wolfgang Meichelboeck	53	Vice President, Marketing International
Jonathan W. Ngau	36	Vice President, Information Technology
Nobuhiro Okabe	57	Country Manager, Japan
Cornelia W. LeMaitre	74	Vice President, Human Resources and Director
George D. LeMaitre, M.D.	76	Director
Lawrence J. Jasinski	52	Director
Michael C. Jackson (2)	70	Director
John J. O’Connor	62	Director
Russell D. Hays	65	Director
William N. Thorndike, Jr.	46	Director

(1)	Executive officer
(2)	Director nominee

Director Nominees

George W. LeMaitre has served as our Chief Executive Officer and as a member of our Board of Directors since 1992, serving as our Chairman since 2004. Previously, Mr. LeMaitre was an investment banking analyst at Lehman Brothers, an associate at the leveraged buyout firm McCown De Leeuw and a credit analyst for Connecticut National Bank. Mr. LeMaitre is also a member of the Stanford University Graduate School of Business Management Board. Mr. LeMaitre received a B.A. in History from Stanford University and an M.B.A. from the Stanford University Graduate School of Business. The Board has concluded that Mr. LeMaitre should serve on our Board due to his extensive knowledge of our business, his role since 1992 as our principal executive officer, and his corporate vision and operational knowledge, which provide his strategic guidance to the Board.

David B. Roberts has served as our President since 2007 and as a member of our Board of Directors since 2001. Mr. Roberts joined us in 1997 as Vice President of Business Development and was promoted to Chief Financial Officer in 2000, which position he held until 2007. From 1994 to 1997, Mr. Roberts held several positions at BUCA, Inc., an operator of Buca di Beppo restaurants, most recently serving as Vice President of Development and prior to that as Director of Finance. From 1992 to 1994, Mr. Roberts held several positions at Hancock Venture Partners, most recently serving as an Associate. Mr. Roberts received a B.A. in Business Economics and History magna cum laude from Brown University and an M.B.A. from the Stanford University Graduate School of Business. The Board has concluded that Mr. Roberts should serve on our Board due to his extensive knowledge of our business, his responsibility within the organization for strategic transactions, and his thorough understanding of the industry in which we operate and the opportunities and challenges that we face.

Michael C. Jackson has served as a member of our Board of Directors since 2005. Mr. Jackson is a founding partner of Housatonic Partners, a private equity firm, which was organized in 1994. He also founded Ironwood Manufacturing Fund, a private equity fund, and Ironwood Partners, an investment banking firm, which were both organized in 2003. Prior to that he was a partner and managing director at Lehman Brothers where he remained an advisory director until 2004. Mr. Jackson is a director of: Focus Four Holdings, an operator of Muzak franchises; South Florida Media Group, a newspaper publisher; and North American Specialty Glass, a manufacturer of safety glass. During the past five years, Mr. Jackson has also served as a director of Hampshire Group, Limited, a publicly-traded diversified apparel company. He received a B.A. in English from Dartmouth College, an M.A. in International Affairs from the School for Advanced International Studies at Johns Hopkins, and an M.B.A. from the New York University Graduate School of Business. The Board has concluded that Mr. Jackson should serve on our Board due to his extensive experience in advising companies from the earliest stages of growth to mature manufacturing companies and his previous investment banking experience, which enables him to provide the Board with valuable strategic advice.

Continuing Directors

Cornelia W. LeMaitre has served as a member of our Board of Directors since 1992 and as our Vice President, Human Resources since 1998. Mrs. LeMaitre joined us in 1991 and served as the head of marketing from 1991 to 1998. From 1984 to 1991, Mrs. LeMaitre served as Director of Annual Giving at Harvard Medical School and Phillips Academy Andover. Mrs. LeMaitre received a B.A. in English from College of the Sacred Heart in Newton, Massachusetts, and attended Yale University Graduate School of English. The Board has concluded that Mrs. LeMaitre should serve on our Board due to her extensive knowledge of our business and operations derived from nineteen years of service in a variety of senior roles and her thorough understanding of the practice of vascular surgery and the opportunities and challenges that we face.

George D. LeMaitre, M.D. is the founder of LeMaitre Vascular and has served as a member of our Board of Directors since 1983, serving as Chairman of the Board until February 2004. From 1978 to 1982, he served as Chief of Surgery at Lawrence General Hospital in Lawrence, Massachusetts and from 1988 to 1992 as President of the medical staff of Holy Family Hospital in Methuen, Massachusetts. Dr. LeMaitre received a B.A. in Mathematics from Boston College and an M.D. from Tufts University School of Medicine and trained in surgery at New England Medical Center, Hartford Hospital, and the Carney Hospital. He is a Fellow of the American College of Surgeons, American College of Angiology, New England Vascular Society, Society for Clinical Vascular Surgery, and Eastern Vascular Society. The Board has concluded that Dr. LeMaitre should serve on our Board due to his extensive knowledge of our business as a founder of the company, his extensive experience as a practicing vascular surgeon with insight into both the vascular surgical procedures and the needs of our vascular surgeon customers, and his thorough technical understanding of our products.

Lawrence J. Jasinski has served as a member of our Board of Directors since 2003. Mr. Jasinski is the President and Chief Executive Officer of Soteira, Inc., a company specializing in less invasive treatment of orthopedic compression fractures. From 2000 to 2005, he was President and Chief Executive Officer of Cortek, Inc., a company that developed next-generation treatments for degenerative disc disease. From 1985 to 2000, Mr. Jasinski worked at Boston Scientific Corporation (BSC) and served as its Vice President of Global Marketing, BSC Vascular, from 1998 to 2000. Mr. Jasinski received a B.S. in Marketing from Providence College and an M.B.A. from the University of Bridgeport. The Board has concluded that Mr. Jasinski should serve on our Board due to his experience serving in a variety of executive level positions, coupled with his more than 20 years of experience in the medical device industry, which provides the Board with an understanding of the current trends as well as provides us with deeper contacts in the industry. Mr. Jasinski also provides the Board with operational experience, including building and organizing an effective sales force, seeking and obtaining regulatory approvals for medical devices, and managing significant manufacturing operations.

Russell D. Hays has served as a member of our Board of Directors since 2008, as well as from 2003 through 2005. Prior to his retirement in 2002, Mr. Hays served as the Vice Chairman and Chief Executive Officer of Maxxim Medical Group Inc., a manufacturer and marketer of medical products, which in February, 2003, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Previously, Mr. Hays served as President, Chief Executive Officer, and Chairman of Biosource International, Inc., a provider of biomedical research tools, and President and Chief Executive Officer of NEN Life Sciences, Inc., a supplier of reagent systems for the genomics industry. Mr. Hays also previously served as the President and Chief Executive Officer of ReSound Corporation, a publicly traded company, and as the Executive Vice President and President of Nellcor Puritan Bennett’s Hospital Business Division. Mr. Hays received a Bachelor of Science in physics from Elmhurst College and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University. The Board has concluded that Mr. Hays should serve on our Board due to his experience serving in a variety of executive level positions, coupled with his more than 20 years of experience in the biomedical sector, which provides us with deeper contacts in the industry. Additionally, Mr. Hays provides the Board with operational experience, including significant experience in executing strategic transactions.

John J. O’Connor has served as a member of our Board of Directors since 2008. Prior to his retirement in November 2006, Mr. O’Connor was a partner at PricewaterhouseCoopers LLP, an independent public accounting firm, from 1982 to November 2006, most recently serving as Vice Chairman of Services from June 2002 to November 2006. Mr. O’Connor served as the leader of the U.S. audit practice at PricewaterhouseCoopers from September 2000 to June 2002, and served as the Managing Partner of the firm’s Boston office from 1995 to September 2000. He is a director of mTuitive, Inc., a developer of clinical data capture and synoptic reporting software for use by healthcare professionals, Open Pages, Inc., a provider of enterprise governance, risk and compliance management solutions, Segue Manufacturing Services, LLC, a manufacturing services company, and Oversight Systems, Inc., a provider of continuous transaction monitoring solutions. During the past five years, Mr. O’Connor has also served as a director of Aspect Medical Systems, Inc., a publicly-traded brain monitoring device company recently acquired by Covidien plc. Mr. O’Connor is a graduate of Suffolk University and has attended the Harvard Business School’s Leadership in Professional Service Firms program and the executive M.B.A. program at the Amos Tuck School at Dartmouth College. The Board has concluded that Mr. O’Connor should serve on our Board due to his extensive capabilities in public financial accounting, his financial expertise, his experience and knowledge of operational management and strategic planning, and his insight into the operational challenges of a public company finance department. In addition, this experience qualifies Mr. O’Connor as an “audit committee financial expert.”

William N. Thorndike, Jr. has served as a member of our Board of Directors since 2008, and previously from 1998 through 2005. Mr. Thorndike founded Housatonic Partners, a private equity firm in Boston, Massachusetts, in 1994 and currently serves as its managing partner. He is a member of the board of directors of Access CIG, LLC, an information management services company, Alta College, Inc., an operator of educational institutions, Carillon Assisted Living, LLC, a provider of residential care to seniors, Cortland Associates, Inc., an investment management company, Liberty Towers, LLC, a communications tower company, White Flower Farm, Inc., a nursery and gardening supply company, WGBH, a public television broadcaster, and a Trustee of the Groton School and the College of the Atlantic. Mr. Thorndike is a graduate of Harvard College and the Stanford Graduate School of Business. The Board has concluded that Mr. Thorndike should serve on our Board due to his experience in building companies from the earliest stages of growth to mature manufacturing companies, his substantial voting and investment interest in us by virtue of his position with Housatonic Partners, his experience as a seasoned investor in various companies, and his financial expertise, and his insight into capital formation and operational development matters.

Other Executive Officers and Key Employees

Peter R. Gebauer has served as our President, International Operations since 1997. From 1980 to 1996, Mr. Gebauer worked at IMPRA, Inc., a manufacturer of ePTFE vascular grafts, most recently serving as Vice President of Marketing and International Business and, prior to that, developing international sales and marketing organizations in Europe from 1980 to 1987. Mr. Gebauer received a B.S. in Business from the University of New Hampshire.

Trent G. Kamke has served as our Senior Vice President, Operations since 2005. Mr. Kamke joined us in 1997 as Quality Assurance Manager. From 1999 to 2005, Mr. Kamke served as our Vice President, Operations. Prior to joining us in 1997, Mr. Kamke was employed by Haemonetics Corporation, which designs, manufacturers, and markets automated blood processing equipment. Mr. Kamke received a B.A. in Physics from Colby College and a B.E. from the Thayer School of Engineering at Dartmouth College.

Joseph P. Pellegrino, Jr. has served as our Chief Financial Officer since 2007. Mr. Pellegrino joined us as our Executive Vice President, Finance, in 2005. From 2003 to 2004, he served as temporary Chief Executive Officer of Affordable Luxuries, Inc., a direct marketing company, which in January, 2005, filed a voluntary petition for liquidation under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Massachusetts. From 1997 to 2003, Mr. Pellegrino worked at Zoots, Inc., a consumer services company, where most recently he served as Senior Vice President of Operations. Previously, Mr. Pellegrino built and sold a regional mall-based specialty retailing company. Mr. Pellegrino has also served as an investment banking analyst at Lehman Brothers, as part of their mergers and acquisitions group. Mr. Pellegrino received an A.B. in Economics from Harvard College and an M.B.A. from the Harvard Business School.

Aaron M. Grossman has served as our General Counsel since 2004 and has served as a Vice President since 2007. Mr. Grossman joined us in 2003 as Director of Legal Affairs. From 1999 to 2002, Mr. Grossman practiced law in the corporate group of Goulston & Storrs. Mr. Grossman received an A.B. in Political Science from Vassar College, an M.A.L.D. from the Fletcher School of Law and Diplomacy at Tufts University, and a J.D. from Harvard Law School.

Robert V. Linden has served as our Vice President Sales, The Americas, since January 2009. Mr. Linden joined us in 2002 as a Sales Representative, was promoted to Regional Sales Manager for the Northeastern Region in 2005, was promoted to Director of Sales for the Eastern United States and Canada in January 2008, and was promoted again to Vice President, North American Sales, in April 2008 prior to assuming his current position. Prior to joining us, Mr. Linden served as a sales representative at several medical device companies, including Vasca, Inc., Atrium Medical Corporation, Active Medical, Inc., and DePuy Orthopedics, Inc. Mr. Linden received a B.A. in Marketing from The Pennsylvania State University.

Kimberly L. Cieslak has served as our Vice President, Marketing since 2003. Ms. Cieslak joined us in 1998, and was promoted to Marketing Manager in 1999 and to Director of Marketing in 2001. Prior to joining LeMaitre Vascular, Ms. Cieslak worked in the insurance division of General Electric, a diversified technology, media, and financial services company. Previously, Ms. Cieslak was employed by the law firm Hudson and Co. in London, England. Ms. Cieslak received a B.A. in Economics from the University of Michigan.

Ryan H. Connelly has served as our Director of Research and Development since 2006. Mr. Connelly joined us in 2002 and has held the positions of R&D Engineer, Senior R&D Engineer, and Co-General Manager of our Phoenix facility during that time. From 2001 to 2002, Mr. Connelly worked as a research and development engineer at Panduit Corporation, a network and electrical solutions provider. Mr. Connelly received a B.S. in Mechanical Engineering and an M.S. in Manufacturing Engineering from Boston University.

Maik D. Helmers has served as our Vice President, Sales—Central Europe & Export since 2008. Mr. Helmers joined us in 1999 as a Sales Representative for northern Germany and was promoted to Sales Manager of Germany in 2001, Sales Manager Germany & Austria in 2002, Sales Manager Central Europe in 2004 and to Vice President, Sales—Central Europe in 2006. Mr. Helmers received a Diploma in Sales and Marketing from DVS Germany.

Andrew Hodgkinson has served as our Vice President, Clinical and Regulatory Affairs since September 2008. Mr. Hodgkinson joined us in 2000 as Production Supervisor and was promoted to Production Manager in 2003, Director, Manufacturing in 2006, and then Director, Clinical Affairs in 2007. Mr. Hodgkinson received a B.A. in Economics from the Whittemore School of Business and Economics at the University of New Hampshire.

Wolfgang Meichelboeck has served as our Vice President, Marketing International since 2008. From 2003 to 2008, Mr. Meichelboeck held several positions at Edwards Lifesciences Services GmbH, a cardiovascular medical device company, most recently serving as Marketing Manager Vascular Therapies Europe. Prior to that, since 1985, he served in a variety of international marketing and project management roles at C.R. Bard GmbH, IMPRA Medica GmbH and Dornier Medical Systems GmbH. Mr. Meichelboeck received a Dipl.-Ing. in Biomedical Engineering from the University of Applied Sciences Gießen-Friedberg.

Jonathan W. Ngau has served as our Vice President, Information Technology since 2003 and previously served as our Director of Information Technology from 2000 to 2003. Since joining us in 1996, Mr. Ngau has implemented and managed all information technology, business management software solutions, and network security for all of LeMaitre Vascular’s facilities. Mr. Ngau received a B.A.B.S. in Marketing and Information Systems from Boston University.

Nobuhiro Okabe has served as our Country Manager, Japan since 2007. From 2004 to 2007, he served as General Manager of the Cardiovascular Surgery Division of the Hirata division of Medico, Inc. From 2001 to 2004 he served as Business Director of Cardia Surgery Business of Medtronic Japan Co. Ltd. Mr. Okabe received a B.S. in Electrical Engineering from Tokai University.

Our executive officers are elected by, and serve at the discretion of, our Board of Directors. George W. LeMaitre, our Chairman of the Board and Chief Executive Officer, is the son of George D. LeMaitre, M.D. and Cornelia W. LeMaitre, each of whom is also a member of the Board of Directors. Mrs. LeMaitre is married to George D. LeMaitre, M.D. and is also our Vice President, Human Resources.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 19, 2010:

•	by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	by each of our Named Executive Officers (as defined below under “Compensation of Executive Officers and Directors”);

•	by each of our directors or nominees; and

•	by all of our directors and executive officers as a group.

Unless otherwise indicated below, each person listed below maintains a business address in the care of LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, MA 01803 and has sole voting and investment power with respect to all shares of common stock owned.

Name of Beneficial Owner	Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (2)
5% Stockholders
Housatonic Partners (3) Prudential Tower 800 Boylston Street Suite 2200 Boston, MA 02199	1,421,048	9.1%

Named Executive Officers
George W. LeMaitre (4)	4,578,902	29.2%
David B. Roberts (5)	435,568	2.8%
Peter R. Gebauer (6)	390,574	2.4%
Joseph P. Pellegrino, Jr. (7)	139,242	*
Trent G. Kamke (8)	72,355	*

Directors
George D. LeMaitre, M.D. (9)	624,432	4.0%
Cornelia W. LeMaitre (10)	508,131	3.2%
Lawrence J. Jasinski (11)	30,097	*
Michael C. Jackson (3)	1,421,048	9.1%
John J. O’Connor (12)	28,266	*
William N. Thorndike, Jr. (3)	1,421,048	9.1%
Russell D. Hays (13)	15,833	*
All executive officers and directors as a group (14 persons) (14)	8,294,178	50.2%

*	Represents less than 1% of the outstanding common stock
(1)	This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13G filed with the SEC. Beneficial ownership is determined in accordance with the SEC’s rules and generally includes voting or investment power with respect to securities as well as shares of common stock subject to options exercisable or restricted stock units that will vest within 60 days of April 19, 2010.
(2)	Applicable percentage of ownership is based upon 15,638,216 shares of common stock outstanding as of April 19, 2010.
(3)

Includes 29,734 shares of common stock issuable upon the exercise of stock options held by Housatonic Equity Investors, L.P. Housatonic Equity Partners I, LLC is the sole general partner of Housatonic Equity Investors, L.P. William N. Thorndike, Jr. is the managing director of Housatonic Equity Partners I, LLC, and William N. Thorndike, Jr., Barry D. Reynolds, Michael C. Jackson, and Eliot Wadsworth II are the

managing members of Housatonic Equity Partners I, LLC. As such, Mr. Jackson and Mr. Thorndike may each be deemed to share voting and investment power with respect to all shares held by such entity. Mr. Jackson and Mr. Thorndike disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interest, if any.
(4)	Includes 63,085 shares of common stock issuable to Mr. LeMaitre upon exercise of stock options. Also, includes 610,154 shares of common stock owned by LeMaitre Family LLC. LeMaitre Family LLC is 100% owned by Peter Boland, as trustee for various trusts formed for the benefit of the children of Dr. LeMaitre and Mrs. LeMaitre, including George W. LeMaitre. The trust for the benefit of George W. LeMaitre holds a 20% membership interest in LeMaitre Family LLC. George W. LeMaitre and Peter Boland are the managers of LeMaitre Family LLC, with sole voting and investment power with respect to all shares held by such entity, acting by unanimous agreement. George W. LeMaitre disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Includes 100 shares of common stock held by each of The Thomas O’Brien Daly Trust, under instrument of trust dated March 22, 2000; The Quinn Weldon Daly Trust, under instrument of trust dated March 22, 2000; and The Katherine Frances Daly Trust, under instrument of trust dated March 22, 2000, of which George W. LeMaitre is the sole trustee in each case and has sole voting and investment power with respect to all shares held by each entity. These trusts are each for the benefit of one minor child, who is either George W. LeMaitre’s nephew or niece. George W. LeMaitre, as trustee, has sole voting and investment power with respect to all shares held by each of such trusts, but he disclaims beneficial ownership of all 300 shares. Includes 256,000 shares of common stock owned by Mr. LeMaitre and pledged to Brown Brothers Harriman & Co. as security for a personal loan.
(5)	Includes 145,351 shares of common stock issuable to Mr. Roberts upon exercise of stock options.
(6)	Includes 383,104 shares of common stock issuable to Mr. Gebauer upon exercise of stock options and 200 shares of common stock issuable to Mr. Gebauer upon vesting of restricted stock units.
(7)	Includes 115,000 shares of common stock issuable to Mr. Pellegrino upon exercise of stock options and 3,000 shares of common stock issuable to Mr. Pellegrino upon vesting of restricted stock units.
(8)	Includes 47,616 shares of common stock issuable to Mr. Kamke upon exercise of stock options and 400 shares of common stock issuable to Mr. Kamke upon vesting of restricted stock units.
(9)	Includes 13,606 shares of common stock issuable to Dr. LeMaitre upon exercise of stock options.
(10)	Includes 2,000 shares of common stock issuable to Mrs. LeMaitre upon exercise of stock options.
(11)	Includes 27,234 shares of common stock issuable to Mr. Jasinski upon exercise of stock options.
(12)	Includes 6,666 shares of common stock issuable to Mr. O’Connor upon exercise of stock options.
(13)	Includes 15,833 shares of common stock issuable to Mr. Hays upon exercise of stock options.
(14)	Includes an aggregate of 881,895 shares of common stock issuable upon exercise of stock options, and 8,722 shares of common stock issuable upon vesting of restricted stock units, held by 14 executive officers and directors.

CORPORATE GOVERNANCE

GENERAL INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN COMPLIANCE MATTERS

Board Leadership Structure

The Board is currently chaired by our Chief Executive Officer, Mr. LeMaitre. The Board believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board and management act with a common purpose. The Board believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, the Board believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Board also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the company (as is the case with our Chief Executive Officer who has served as our principal executive officer since 1992).

Policies on Corporate Governance

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees. The Board of Directors has adopted Corporate Governance Guidelines, which, in conjunction with the Second Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws, Board committee charters, and key Board policies, form the framework for our governance. The current version of the Code of Business Conduct and Ethics, the Board’s Corporate Governance Guidelines and the charters for each of the Audit Committee, Compensation Committee, and Corporate Governance Committee are available at the Corporate Governance section of our investor relations website, http://ir.lemaitre.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: LeMaitre Vascular, 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, by posting such information on our investor relations website available at http://ir.lemaitre.com and in our public filings with the Securities and Exchange Commission. Our website is not incorporated into this proxy statement.

For more corporate governance information, you are invited to access the Corporate Governance section of our investor relations website available at http://ir.lemaitre.com.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through the Board’s standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic and operational risk exposures, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures, including liquidity, credit and currency risk, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from the management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Director Independence

As required under The NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Russell D. Hays, Michael C. Jackson, Lawrence J. Jasinski, John J. O’Connor and William N. Thorndike, Jr. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us.

Nominations for Directors

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills, and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•	nominees must have experience at a strategic or policy-making level in a business, government, non-profit, or academic organization of high standing;

•	nominees must be highly accomplished in their respective fields, with superior credentials and recognition;

•	nominees must be well regarded in the community and have a long-term reputation for the highest ethical and moral standards;

•	nominees must have sufficient time and availability to devote to our affairs, particularly in light of the number of boards on which they may serve; and

•	nominees must, to the extent that they serve or have previously served on other boards of directors, demonstrate a history of actively contributing at board meetings.

The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Nominating and Corporate Governance Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Nominating and Corporate Governance Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and management, will be requested to take part in the process.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominee in consultation with management, with non-management directors, through the use of search firms or other advisors, through the recommendations submitted by stockholders, or through such other methods as it deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then usually meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. In conducting this assessment, the Nominating and Corporate Governance Committee considers age, skills, and such other factors as it deems appropriate given the current needs of our Board and our company, to ensure our Board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by our stockholders. In submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, stockholders shall follow the following procedures:

Recommendations for nomination must be received by the Nominating and Corporate Governance Committee not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation, as they appear on our books and records;

•	A representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act;

•

Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceeding five full fiscal years of the individual recommended for consideration as a director nominee;

•

A written statement from the stockholder making the recommendation stating why such recommended candidate meets our minimum qualifications and other criteria and would be able to fulfill the duties of a director;

•	A written statement describing all arrangements or understandings between the stockholder and the proposed director candidate; and

•

All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

Nominations must be sent to the attention of our Secretary by U.S. mail (including courier or expedited delivery service) to:

LeMaitre Vascular, Inc.

63 Second Avenue

Burlington, Massachusetts 01803

Attn: Secretary of LeMaitre Vascular, Inc.

Our Secretary will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the year ended December 31, 2009, and written representations from certain of these individuals and entities, we believe that we have complied with all Section 16(a) filing requirements for the year ended December 31, 2009, with the exception of the following transactions which were exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder:

•	one Form 4 which was not timely filed for Trent G. Kamke in regard to shares withheld for tax purposes as the result of the vesting of restricted stock units on February 27, 2009; and

•

five Form 4s which were not timely filed for Peter R. Gebauer in regard to shares withheld for tax purposes as the result of the vesting of restricted stock units on May 2, 2009, July 18, 2009, September 1, 2009, November 6, 2009, and December 22, 2009.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Meetings and Attendance

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. In 2009, the Board of Directors held five meetings and committees of the Board held a total of 14 meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

Our corporate governance guidelines provide that each director is expected to spend the time and effort to properly fulfill his or her responsibilities, including regularly attending meetings of the Board and committees on which he or she sits, with the understanding that on occasion a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chairperson of the appropriate committee in advance of such meeting. Directors and nominees are encouraged to attend the annual meeting of stockholders. Four of our directors then in office attended the 2009 annual meeting in person and two attended telephonically.

Executive Sessions of Independent Directors

The Board of Directors holds an executive session of the independent directors at least once per year. Executive sessions do not include any of our employee directors. The independent directors rotate the responsibility for chairing executive sessions.

Communication with the Board of Directors

Stockholders may communicate with all members of the Board of Directors, the chair of any committee of the Board of Directors, or any individual director by directing the communication in writing in care of our Secretary at the address set forth on the front page of this Proxy Statement. All communications will be received and processed by our Secretary, and the stockholder making such communications will receive a written acknowledgement from our Secretary of the receipt of the communication.

Communications are distributed to the Chairman of the Board, as a representative of the Board of Directors, or to any individual director, depending upon to whom the communication is addressed. In that regard, the Board of Directors has requested that certain communications unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as product complaints, inquiries, and suggestions; other ordinary business affairs suited to our management; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded.

Committees of the Board of Directors

Our Amended and Restated By-laws provide that the Board may delegate responsibility to committees. During 2009, the Board had three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The membership of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is composed entirely of independent directors. In addition, all members of the Audit Committee meet the heightened standards of “independence” for audit committee members required by Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards. The Board has also determined that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

The table below shows the current membership of each Board committee and the number of meetings held during 2009.

Name	Audit	Compensation	Nominating and Corporate Governance
Russell D. Hays	X	X
Michael C. Jackson			X
Lawrence J. Jasinski	X	Chair	X
John J. O’Connor	Chair
William N. Thorndike, Jr.			Chair
2009 Meetings	8	4	2

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee currently consists of Messrs. Hays, Jasinski, and O’Connor. Mr. O’Connor serves as chairperson of the Audit Committee. The Board reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board has also determined that each member of the Audit Committee is financially sophisticated and is able to read and understand consolidated financial statements and that Mr. O’Connor is an “audit committee financial expert” as defined in recently adopted SEC rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. O’Connor’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. O’Connor any duties, obligations, or liabilities that are greater than those generally imposed on him as a member of the Audit Committee and the Board of Directors, and his designation as audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or the Board of Directors.

As described more fully in its charter, the Audit Committee oversees our accounting and financial reporting processes, internal controls, and audit functions. In fulfilling its role, the Audit Committee’s responsibilities include:

•	appointing, evaluating, and, where appropriate, replacing our independent registered public accounting firm;

•	pre-approving all auditing services and permissible non-audit services provided to us by our independent registered public accounting firm;

•

reviewing with our independent registered public accounting firm and with management the proposed scope of the annual audit, past audit experience, our program for the internal examination and verification of our accounting records, and the results of recently completed internal examinations;

•	resolving disagreements between management and our independent registered public accounting firm regarding financial reporting;

•	reviewing major issues as to the adequacy of our internal controls;

•	monitoring compliance with our Code of Business Conduct and Ethics as it pertains to issues regarding accounting, internal controls, or auditing matters; and

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.

The Audit Committee met eight times during the year ended December 31, 2009. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of our investor relations website at http://ir.lemaitre.com.

Compensation Committee

The Compensation Committee currently consists of Messrs. Hays and Jasinski. Mr. Jasinski serves as the chairperson of the Compensation Committee. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).

The Compensation Committee’s responsibilities include:

•	administering our annual incentive and equity-based incentive plans;

•	reviewing and making recommendations to the Board of Directors with respect to incentive compensation and equity-based plans;

•	reviewing and determining compensation of executive officers and certain senior management;

•	reviewing and making recommendations to the Board of Directors with respect to non-employee director compensation; and

•

if and as required by SEC regulations, discussing with management the Compensation Discussion and Analysis and, if appropriate, recommending its inclusion in our Annual Report on Form 10-K and proxy statement.

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by our Chief Executive Officer in consultation with the Chair of the Compensation Committee and our General Counsel. Our Chief Executive Officer attends most meetings, but does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

In 2008, the Compensation Committee retained an independent, third-party compensation consultant, J. Thelander Consulting (“Thelander”). Thelander was known to the Chair of the Compensation Committee by virtue of a prior engagement at another company. The Compensation Committee requested that Thelander evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals and assist in refining our compensation strategy and in developing and implementing executive and non-employee director compensation programs to execute that strategy. As part of its engagement, Thelander was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of compensation levels for that group. The Compensation Committee further requested that Thelander review our own executive and non-employee director compensation programs and provide a compensation analysis for each of our executive officers of all elements of compensation—base salary, cash bonus, equity incentive grants, and severance benefits.

Thelander ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Thelander provided the Compensation Committee with a written report based on competitive market compensation data based on a survey of companies in the medical device industry with comparable market capitalizations and made general recommendations to the Compensation Committee. The Compensation Committee considered the results of this analysis in its determinations of 2009 compensation for our executive officers. During the past fiscal year, the Compensation Committee did not further engage Thelander or engage any other outside consultants as compensation consultants. We have not engaged Thlander to provide any non-executive compensation consulting services.

Historically, the Compensation Committee has made most of its determinations of annual cash compensation at a regular meeting held in the quarter preceding the start of the fiscal year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by our Chief Executive Officer, who provides significant input on the compensation of the other executive officers and his other direct reports. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation. For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

The Compensation Committee has historically held a special meeting in the first quarter following completion of the fiscal year and the completion of our internal financial close process to review financial and operational results against performance objectives in order to determine and, if and as appropriate, award non-equity incentive plan and bonus compensation relating to the prior fiscal year. Our Chief Executive Officer submits detailed recommendations to the Compensation Committee but is not present for deliberations with respect to his own compensation. If preliminary financial results are materially modified during the audit process, our Named Executive Officers are required to repay any overpayments.

The Compensation Committee has historically considered and determined annual equity awards at a regular meeting in the third quarter of the fiscal year. The Compensation Committee typically makes annual equity grants to our executive officers based upon, among other factors, the level of the executive officer on our organizational chart, the recommendations of the compensation consultant, the amount of equity remaining for grant under our Amended and Restated 2006 Stock Option and Incentive Plan, and any contractual agreements with the executive officer. These equity grants typically vest in equal annual installments over a period of five years, subject to continued employment.

Additionally, the Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. The Compensation Committee uses these meetings to make minor adjustments to performance targets based upon strategic transactions occurring during the course of the fiscal year and other interim changes in our operating strategy. The Compensation Committee also uses this meeting to administer our short-term incentive program, which involves the periodic and discretionary determination of quarterly incentive goals for certain executive officers other than our Chief Executive Officer. Executive officers who achieve their performance goals receive cash and equity awards following the quarter in which the goal was achieved.

The Compensation Committee is authorized to review and make recommendations regarding our non-employee director cash and equity compensation programs, and related matters, for consideration by our Board of Directors, and considers such matters on a periodic basis.

The Compensation Committee met four times during the year ended December 31, 2009. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of our investor relations website at http://ir.lemaitre.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Messrs. Jackson, Jasinski, and Thorndike. Mr. Thorndike serves as chairperson of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for board and committee membership;

•	recommending director nominee candidates to the Board;

•	periodically reassessing the Board’s Corporate Governance Guidelines and recommending any proposed changes to the Board for approval; and

•	monitoring, in cooperation with the Board’s Audit Committee, compliance with our Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee met twice during the year ended December 31, 2009. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of our investor relations website at http://ir.lemaitre.com.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2009 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Respectfully Submitted by the Audit Committee:

John J. O’Connor (Chairman) Russell D. Hays Lawrence J. Jasinski

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the compensation paid or earned for services rendered to us in all capacities during the year ended December 31, 2009, to our Chief Executive Officer, Chief Financial Officer, and each of the other three most highly compensated persons serving as our executive officers during 2009 who received total compensation during that year in excess of $100,000 (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus (1) ($)		Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)		All Other Compensation ($)		Total ($)
George W. LeMaitre	2009	$280,000		$—		$—	$208,392	$132,718		$86		$621,196
Chairman and Chief Executive Officer	2008	280,000		—		—	250,765	—	(5)	6,230		536,996

Joseph P. Pellegrino, Jr.	2009	224,000		4,028		—	111,492	93,953		—		433,473
Chief Financial Officer	2008	224,000		5,856		120,949	—	40,592	(6)	—		391,397

David B. Roberts	2009	247,500		—		2,270	117,357	106,712		3,627		477,466
President	2008	247,500		—		2,720	150,460	75,463	(6)	6,410		482,554
Peter R. Gebauer	2009	315,308	(7)	22,678	(8)	5,270	85,796	37,165	(8)	66,957	(9)	533,174	(10)
President, International Operations	2008	261,877	(7)	1,864	(8)	94,831	—	90,743	(6)(8)	80,323	(9)	529,639	(10)

Trent G. Kamke	2009	162,500		6,400		2,890	37,164	76,700		3,329		282,583
Senior Vice President, Operations	2008	162,500		—		48,668	—	44,260	(6)	5,393		267,221

(1)	Represents amounts paid as though certain individual Management Incentive Compensation Plan targets were achieved, where the Compensation Committee believed that the objective of the bonus target had been substantively accomplished, or otherwise exercised its discretion to interpret the bonus target.
(2)	The dollar amounts in this column represent the aggregate grant date fair value for each stock award granted to our Named Executive Officers for the indicated year pursuant to our equity compensation plans. These amounts have been calculated in accordance with FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 29, 2010.
(3)	The dollar amounts in this column represent the aggregate grant date fair value for each option award granted to our Named Executive Officers for the indicated year pursuant to our equity compensation plans. These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 29, 2010.
(4)	Represents cash incentive payments for the achievement of financial objectives and a portion of the corporate and/or management objectives under our applicable management incentive plans. For more information regarding Non-Equity Incentive Plan Compensation, see the Narrative to Summary Compensation Table discussion below.
(5)	In June 2008, Mr. LeMaitre voluntarily forfeited all of his Non-Equity Incentive Plan Compensation for 2008 in order to assist us in meeting our 2008 financial objectives. Mr. LeMaitre’s Non-Equity Incentive Plan Compensation for 2008 would have approximated $115,000.
(6)	In June 2008, Messrs. Pellegrino, Roberts, Gebauer and Kamke each voluntarily forfeited 20% of their Non-Equity Incentive Plan Compensation for 2008 in order to assist us in meeting our 2008 financial objectives. The amount of forfeited compensation by each of Messrs. Pellegrino, Roberts, Gebauer and Kamke equaled $13,150, $17,921, $20,094 (denominated in Euro and translated to dollars based upon the exchange rate for € to U.S.$ as of December 31, 2008, which was 1.4097), and $10,540, respectively.
(7)	Amounts shown with respect to “Salary” for 2009 were earned in Euros but are reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2009, which was 1.4332. Amounts shown with respect to “Salary” for 2008 were earned in U.S. Dollars through September 2008. Pursuant to a contractual split pay arrangement, 90% of such amounts were paid in Euros using a rate of € to U.S.$ of 1.1800. Thereafter, amounts shown were earned in Euros but are reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2008, which was 1.4097.
(8)	Amounts shown with respect to “Bonus” and “Non-Equity Incentive Plan Compensation” for 2009 were earned in Euros but are reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2009, which was 1.4332. Amounts shown with respect to “Bonus” and “Non-Equity Incentive Plan Compensation” for 2008 were earned in Euros but are reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2008, which was 1.4097.

(9)	The amount shown for 2009 includes $33,422 for a tax reimbursement payment (which was calculated in dollars but paid to Mr. Gebauer in Euros based upon a contractually required exchange rate of € to U.S.$ of 1.4725), and $14,657 for a company car, which cost includes lease of the car, insurance, gasoline and repair. Unless otherwise noted, dollar amounts for perquisites paid in Euros for 2009 are based on the exchange rate for € to U.S.$ as of December 31, 2009, which was 1.4332. The amount shown for 2008 includes $37,157 for a tax reimbursement payment (which was calculated in dollars but paid to Mr. Gebauer in Euros based upon a contractually required rate of € to U.S.$ of 1.3712), and $20,610 for a company car. Unless otherwise noted, dollar amounts for perquisites paid in Euros for 2008 are based on the exchange rate for € to U.S.$ as of December 31, 2008, which was 1.4097. Mr. Gebauer’s tax reimbursement payments are equal to an amount on an after-tax basis equal to the difference between (a) the income tax Mr. Gebauer was actually required to pay in Germany on account of amounts paid to him by LeMaitre Vascular GmbH in the prior calendar year, after giving effect to split pay, and (b) the amount Mr. Gebauer would otherwise be required to pay on account of such amounts for that year had he been a resident and solely working in Massachusetts during that year. This amount is paid in four equal quarterly installments.
(10)	In 2009, $436,050 was paid in Euros, of which $33,422 was calculated in dollars but paid at the rate of € to U.S.$ of 1.4725 as required by Mr. Gebauer’s 2008 employment agreement, and the remainder was paid in Euros but reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2009, which was 1.4332. In 2008, $414,368 was paid in Euros, of which $165,799 was earned in dollars but paid at the rate of € to U.S.$ of 1.1800 as required by Mr. Gebauer’s 2003 employment agreement, which has been superseded by the 2008 agreement, $37,157 was calculated in dollars but paid at the rate of € to U.S.$ of 1.3712 as required by a different provision in Mr. Gebauer’s 2003 agreement, and $211,511 was paid in Euros but reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2008, which was 1.4097.

Narrative to Summary Compensation Table

Employment Agreements

We are party to employment agreements with Messrs. LeMaitre, Pellegrino, Roberts and Gebauer. These agreements do not contain ongoing contractual obligations relating to annual salary and bonus (other than for Mr. Gebauer as described in more detail below). Such employment agreements do contain ongoing severance arrangements, the material terms of which are described in the section titled “Severance Arrangements Pursuant to Employment Agreements” below.

Pursuant to the terms of his employment agreement, dated October 1, 2008, Mr. Gebauer was entitled to receive a minimum annual base salary of €220,000 through December 31, 2009, after which his compensation is subject to annual adjustment, and he is eligible for an annual cash performance bonus of not less than €72,978, upon the achievement of performance objectives approved by our Compensation Committee. Additionally, Mr. Gebauer is entitled to receive quarterly tax equalization payments with respect to his base salary and cash performance bonus in order to provide Mr. Gebauer, on an after-tax basis, with a net amount approximate to that which he would receive were he working in Massachusetts, where our headquarters is located. Also, during each year of his employment, Mr. Gebauer is entitled to receive an equity award with respect to our common stock, vesting over a five-year period, with a grant date fair value approximating €74,745, subject to adjustment by our Compensation Committee in its reasonable discretion.

Non-Equity Incentive Plan Compensation

Under our Management Incentive Compensation Plan, annual cash bonus objectives are linked to certain operational, financial, product development, clinical, and quality goals that have been approved by the Board as management “planks,” which are our key performance objectives for the fiscal year. Each objective is directly linked to increasing either short-term or long-term stockholder value. These key performance objectives are intended to be directional in nature and extremely difficult to achieve in the aggregate, as corporate resource constraints may not always permit the necessary investment to achieve all of the objectives in a single year. In a typical year, our Named Executive Officers as a group achieve between 50% and 75% of the aggregate objectives.

Each officer’s cash bonus plan rewards the achievement of individual goals under their personal control that relate to these objectives. In addition, our most senior officers are also rewarded based on overall organizational financial performance metrics, which for 2009 were the achievement of operating income of $90,000, which amount incorporated the impact of strategic transactions executed in 2009, and net sales of $52.1 million. A bonus was separately payable for each performance metric; thus, our failure to reach the minimum threshold for one performance metric would result in no bonus payable for that metric, but could still result in a bonus payable for other performance metrics, presuming we reached the minimum threshold performance for such metrics. Certain of these bonuses are earned based upon a continuously functioning, sliding scale; thus, failure to reach the targeted performance level could still result in a lesser bonus payable, provided that a certain minimum threshold had been achieved. Similarly, exceeding the targeted performance level could result in a greater bonus payable. The Board does not believe that our cash bonus performance objectives encourage excessive risk-taking. Awards made pursuant to our Management Incentive Compensation Plan are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Individual performance measures for 2009 cash bonuses varied in detail and subject matter based on each Named Executive Officer’s department and area of functional responsibility. Target cash bonuses under the Management Incentive Compensation Plan for each of the Named Executive Officers for 2009 are set forth in the table below. Additionally, each Named Executive Officer was provided the opportunity to earn additional amounts by way of performance beyond targeted performance expectations.

Named Executive Officer	Target 2009 Non-Equity Incentive Plan Compensation under the Management Incentive Compensation Plan ($)
George W. LeMaitre Chairman and Chief Executive Officer	$120,000
Joseph P. Pellegrino, Jr. Chief Financial Officer	76,000
David B. Roberts President and former Chief Financial Officer	99,000
Peter R. Gebauer President, International Operations	104,592	(1)
Trent G. Kamke Senior Vice President, Operations	53,000

(1)	Determined in Euros but reported above in dollars based on the exchange rate for € to U.S.$ as of December 31, 2009, which was 1.4332.

Amounts earned pursuant to our Management Incentive Compensation Plan by our Named Executive Officers in 2009 are reflected in the “Non-Equity Incentive Plan Compensation” payments column in the Summary Compensation Table.

From time to time our Compensation Committee will exercise its discretion to waive or modify a performance target when the Compensation Committee believes that the objective of the performance target has been substantively accomplished, or where there is other good cause to recognize the superior performance of the executive officer. These amounts are reported as “Bonus” payments in the Summary Compensation Table.

In addition, Messrs. Pellegrino, Roberts, Gebauer and Kamke were eligible in 2009 to receive separate and additional quarterly cash and equity bonus payments upon the achievement of quarterly performance targets selected once per quarter by Mr. LeMaitre and approved by the Compensation Committee, the cash portion of which payments are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Equity Compensation

The Compensation Committee approved annual stock option awards to the Named Executive Officers at the committee’s regular meeting in the third quarter of 2009. Each award was intended to be an incentive stock option to the maximum extent permitted by applicable laws and regulations, with a per share exercise price equal to the closing price of our common stock on the NASDAQ on the date of grant, and subject to a seven-year term, except in the case of Mr. LeMaitre, who received stock options with a per share exercise price equal to 110% of the closing price of our common stock on the NASDAQ on the date of grant, and subject to a five-year term. Each option award vests in equal annual installments over a period of five years, subject to continued employment, except that of Mr. Roberts, whose award vests in five equal installments over four one-year periods and one nine-month period.

In addition, smaller awards of stock options and restricted stock units were made to each of Messrs. Pellegrino, Roberts, Gebauer and Kamke as a result of achieving individualized quarterly performance targets. Each such award was intended to be an incentive stock option to the maximum extent permitted by applicable laws and regulations, with a per share exercise price equal to the closing price of our common stock on the NASDAQ on the date of grant, and subject to a seven-year term. Each award vests in equal annual installments over a period of five years, subject to continued employment

Other Benefits

We provide certain perquisites to Mr. Gebauer, our President, International Operations, who is an American citizen living overseas. In 2009, he was provided with use of a company car, private health insurance (as Mr. Gebauer is not eligible for participation in the German public health insurance system), airfare for a family trip to the United States, and reimbursement of expenses relating to personal tax preparation and advice. We also provide Mr. Gebauer with a tax equalization payment that is designed to reimburse him for any additional taxes that he pays as a result of his residence in Germany while employed by us. The amount shown for Mr. Gebauer for 2009 includes a $33,422 tax equalization payment (which was calculated in dollars but paid to Mr. Gebauer in Euros based upon a contractually required rate of € to U.S.$ of 1.4725). Mr. Gebauer’s tax reimbursement payments are equal to an amount on an after-tax basis equal to the difference between (a) the income tax Mr. Gebauer was actually required to pay in Germany on account of amounts paid to him by LeMaitre Vascular GmbH in the prior calendar year, after giving effect to split pay, and (b) the amount Mr. Gebauer would otherwise be required to pay on account of such amounts for that year had he been a resident and solely working in Massachusetts during that year. This amount is paid in four equal quarterly installments.

Outstanding Equity Awards as of December 31, 2009

The following table presents information regarding outstanding option and stock awards held by our Named Executive Officers as of December 31, 2009.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
George W. LeMaitre	31,542	(2)	126,172		$3.27	6/6/2015	—		—
	—		121,158	(3)	$3.30	7/27/2014	—		—
	—						—		—
Joseph P. Pellegrino, Jr.	100,000	(4)	—		$11.78	12/22/2015	—		—
	15,000	(5)	10,000		$5.95	11/21/2013	—		—
	—		56,595	(3)	$3.00	7/27/2016	—		—
	—		—		—	—	9,000	(6)	$45,000
	—		—		—	—	4,918	(7)	$24,590
	—		—		—	—	10,812	(8)	$54,060
	—		—		—	—	18,751	(9)	$93,755
David B. Roberts	92,500	(10)	—		$7.44	10/21/2012	—		—
	15,000	(5)	10,000		$5.95	11/21/2013	—		—
	37,851	(11)	56,778		$3.27	6/6/2015	—		—
	—		56,595	(3)	$3.00	7/27/2016	—		—
	—		1,552	(12)	$4.41	11/6/2016	—		—
	—		—		—	—	4,918	(7)	$24,590
	—		—		—	—	800	(13)	$4,000
	—		—		—	—	1,000	(14)	$5,000
Peter R. Gebauer	288,988	(15)	—		$0.10	—	—		—
	92,500	(16)	—		$8.37	9/22/2013	—		—
	1,212	(17)	809		$12.37	4/26/2013	—		—
	—		40,077	(3)	$3.00	7/27/2016	—		—
	—		1,552	(12)	$4.41	11/6/2016	—		—
	—		—		—	—	600	(6)	$3,000
	—		—		—	—	4,918	(7)	$24,590
	—		—		—	—	11,612	(8)	$58,060
	—		—		—	—	13,378	(13)	$66,890
	—		—		—	—	1,000	(14)	$5,000
	—		—		—	—	1,000	(3)	$5,000
Trent G. Kamke	6,000	(19)	—		$4.15	12/31/2010	—		—
	6,000	(20)	—		$4.44	4/30/2011	—		—
	7,500	(21)	—		$7.03	5/7/2012	—		—
	14,500	(22)	—		$7.44	9/6/2012	—		—
	12,000	(23)	3,000		$11.78	11/22/2015	—		—
	1,212	(17)	809		$12.37	4/26/2013	—		—
	—		18,865	(3)	$3.00	7/27/2016	—		—
	—		—		—	—	450	(24)	$2,250
	—		—		—	—	600	(6)	$3,000
	—		—		—	—	4,918	(7)	$24,590
	—		—		—	—	10,812	(8)	$54,060
	—		—		—	—	800	(13)	$4,000
	—		—		—	—	1,000	(25)	$5,000

(1)	The value of the shares that have not vested as of December 31, 2009 is based on the per share closing price of our common stock on December 31, 2009 of $5.00 as reported by The NASDAQ Stock Market.
(2)	20% of this award vested on June 6, 2009, and the remainder vests annually at a rate of 20% per year over a period of four years.
(3)	20% of this award vests on July 27, 2010, and the remainder vests annually at the rate of 20% per year over a period of four years.
(4)	This award was fully vested as of December 22, 2009.
(5)	20% of this award vested on November 21, 2007, and the remainder vests annually at the rate of 20% per year over a period of four years.
(6)	20% of this award vested on May 2, 2008, and the remainder vests annually at the rate of 20% per year over a period of four years.
(7)	20% of this award vested on July 18, 2008, and the remainder vests annually at the rate of 20% per year over a period of four years.
(8)	20% of this award vested on September 1, 2009, and the remainder vests annually at the rate of 20% per year over a period of four years.
(9)	20% of this award vested on September 5, 2009, and the remainder vests annually at the rate of 20% per year over a period of four years.
(10)	This award was fully vested as of October 21, 2007.
(11)	20% of this award vested on October 20, 2008, and the remainder vests annually at the rate of 20% per year over a period of four years.
(12)	20% of this award vests on November 6, 2010, and the remainder vests annually at the rate of 20% per year over a period of four years.
(13)	20% of this award vested on November 6, 2009, and the remainder vests annually at the rate of 20% per year over a period of four years.
(14)	20% of this award vested on February 27, 2010, and the remainder vests annually at the rate of 20% per year over a period of four years.
(15)	This award was fully vested as of May 15, 2003. This option does not have an expiration date.
(16)	This award was fully vested as of September 22, 2008.
(17)	20% of this award vested on April 26, 2007, and the remainder vests annually at the rate of 20% per year over a period of four years.
(18)	This award was fully vested as of January 1, 2005.
(19)	This award was fully vested as of December 31, 2005.
(20)	This award was fully vested as of April 30, 2006.
(21)	This award was fully vested as of May 17, 2007.
(22)	This award was fully vested as of September 6, 2007.
(23)	20% of this award vested on November 22, 2006, and the remainder vests annually at the rate of 20% per year over a period of four years.
(24)	20% of this award vested on February 27, 2008, and the remainder vests annually at the rate of 20% per year over a period of four years.
(25)	20% of this award vests on April 22, 2010, and the remainder vests annually at the rate of 20% per year over a period of four years.

Severance Arrangements Pursuant to Employment Agreements

Pursuant to employment agreements with Messrs. LeMaitre, Roberts, Gebauer and Pellegrino, we have severance arrangements as follows:

George W. LeMaitre

Pursuant to the terms of his employment agreement, dated October 10, 2005, either we or Mr. LeMaitre may terminate his employment at any time. If Mr. LeMaitre terminates his employment for good reason, as defined in the agreement, or if we terminate his employment without cause, as defined in the agreement, he is entitled to a lump sum payment equivalent to two weeks of his then-current base salary for each completed twelve-month period of service as of the date of termination, but in no event to exceed 52 weeks of such base salary. Mr. LeMaitre’s severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer and director, and his delivery to us of all company property in his possession. Additionally, if Mr. LeMaitre is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. LeMaitre’s termination, then Mr. LeMaitre must reimburse us for any severance payments made after the first date on which Mr. LeMaitre’s breach occurred.

Joseph P. Pellegrino, Jr.

Pursuant to the terms of his employment agreement, dated April 20, 2006, either we or Mr. Pellegrino may terminate his employment at any time. If we terminate his employment without cause, as defined in the agreement, he is entitled to a lump sum payment equal to the greater of $100,000 or the equivalent of two weeks of base salary for each completed twelve-month period of service as of the date of termination. Mr. Pellegrino’s severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer, and his delivery to us of all company property in his possession. Additionally, if Mr. Pellegrino is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. Pellegrino’s termination, then Mr. Pellegrino must reimburse us for any severance payments made after the first date on which Mr. Pellegrino’s breach occurred.

David B. Roberts

Pursuant to the terms of his employment agreement, dated June 20, 2006, either we or Mr. Roberts may terminate his employment at any time. If we terminate Mr. Roberts’ employment without cause, as defined in the agreement, he is entitled to a lump sum payment equivalent to four weeks of his then-current base salary for each completed twelve-month period of service as of the date of termination, but in no event to exceed 52 weeks of such base salary. Mr. Roberts’ severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer and director, and his delivery to us of all company property in his possession. Additionally, we have the option to require that Mr. Roberts remain employed for a 180 day transition period in order to receive the severance payment. If Mr. Roberts is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. Roberts’ termination, then Mr. Roberts must reimburse us for any severance payments made after the first date on which Mr. Roberts’ breach occurred.

Peter R. Gebauer

Pursuant to the terms of his employment agreement, dated October 1, 2008, we may terminate Mr. Gebauer’s employment for death or good cause, as defined in the employment agreement. We may also terminate Mr. Gebauer’s employment for any reason upon the minimum amount of prior notice required by German law, provided that we pay him a lump sum payment equal to 13.5 months minus the duration of the applicable notice period of Mr. Gebauer’s base salary, a lump sum payment equal to the pro rata amount of Mr. Gebauer’s annual cash performance bonus as per the day on which notice of termination is received, a tax equalization payment for all base salary and cash performance bonus received by Mr. Gebauer through the date of termination notice, and a continuation of private health insurance for a period of 7.5 months minus the duration of the applicable notice period. Mr. Gebauer’s severance payment is conditioned upon his delivery of a signed non-disparagement agreement and release of known and unknown claims related to his employment, his resignation as an officer, and his delivery to us of all company property in his possession. Additionally, if Mr. Gebauer is at any time found to have breached the terms of his obligations agreement, which includes non-competition and non-solicitation covenants that continue for two years following Mr. Gebauer’s termination, then Mr. Gebauer must reimburse us for any severance payments made after the first date on which Mr. Gebauer’s breach occurred. Additionally, upon any termination of Mr. Gebauer, we must reimburse him up to $74,800 of costs that he incurs in relocating back to the continental United States.

DIRECTOR COMPENSATION

The following table sets forth the retainers, other cash fees, and equity compensation received by our non-employee directors during the year ended December 31, 2009, as well as the compensation received by two employee directors who are not Named Executive Officers during fiscal year 2009.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	All other Compensation ($)	Total ($)
Russell D. Hays	$25,500	$—	$12,675	$—	$—	$38,175
Michael C. Jackson (4)	48,500	—	25,350	—	—	73,850
Lawrence J. Jasinski	34,000	—	12,675	—	—	46,675
Cornelia W. LeMaitre (5)	84,000	7,500	7,433	32,145	2,246	133,324
George D. LeMaitre, M.D. (5)	92,000	7,500	7,433	30,690	2,246	140,098
John J. O’Connor	38,500	—	12,675	—	—	51,175
William N. Thorndike, Jr. (4)	48,500	—	25,350	—	—	73,850

(1)	Represents fees earned in 2009 pursuant to our non-employee director compensation policy discussed below, except as pertains to Mrs. LeMaitre and Dr. LeMaitre, as discussed in footnote 5 below.
(2)	The dollar amounts in this column represent the aggregate grant date fair value for each stock award granted to our non-employee directors pursuant to our equity compensation plans. These amounts have been calculated in accordance with FASB ASC Topic 718 excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 29, 2010.
(3)	The dollar amounts in this column represent the aggregate grant date fair value for each option award granted to our non-employee directors pursuant to our equity compensation plans. These amounts have been calculated in accordance with FASB ASC Topic 718 using the Black-Scholes option-pricing model excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information regarding the assumptions used in the calculation of these amounts which is incorporated herein by reference, please refer to Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 29, 2010.
(4)

All director compensation earned by Michael C. Jackson and William N. Thorndike, Jr. for their services as directors is paid to Housatonic Equity Investors, L.P. Housatonic Equity Partners I, LLC is the general partner of Housatonic Equity Investors, L.P. William N. Thorndike, Jr. is the managing director of Housatonic Equity Partners I, LLC, and William N. Thorndike, Jr., Barry D. Reynolds, Michael C. Jackson,

and Eliot Wadsworth II are the managing members of Housatonic Equity Partners I, LLC. As such, Mr. Jackson and Mr. Thorndike may each be deemed to share voting and investment power with respect to all shares held by such entity. Mr. Jackson and Mr. Thorndike each disclaim beneficial ownership of such shares except to the extent of their pecuniary interest, if any.
(5)	All amounts reported in this table for Mrs. LeMaitre and Dr. LeMaitre reflect payments made to each of them, respectively, in their capacities as employees. Mrs. LeMaitre is our Vice President, Human Resources. Dr. LeMaitre is our Founder and chairs our Scientific Advisory Board. Neither Mrs. LeMaitre nor Dr. LeMaitre receives any additional compensation for their services as a director.

Employee directors do not receive cash compensation for their service as members of the Board of Directors. During 2009, in accordance with our compensation program for non-employee directors, non-employee directors received an annual retainer for Board membership of $10,000 and an annual retainer for each committee membership of $1,000, except that members of the Audit Committee receive an annual retainer for committee membership of $2,500. The chairmen of our committees receive an annual retainer of $5,000, except that the chairman of the Audit Committee receives an annual retainer of $15,000. Annual retainer payments are pro-rated based upon days of service in the event a non-employee director joins or leaves the Board of Directors during any calendar year. Non-employee directors also receive a fee of $2,000 for each regularly scheduled quarterly Board meeting attended in person, $1,000 for each regularly scheduled quarterly Board meeting attended by telephone or videoconferencing, $500 for each special Board meeting attended either in person or by telephone or videoconferencing, and $500 for each committee meeting attended either in person or by telephone or teleconference. Aggregate cash compensation paid to any non-employee director for any year may not exceed $40,000 without the specific approval of the Board.

Upon their initial election or appointment to the Board of Directors, non-employee directors receive an option to purchase 20,000 shares of our common stock, subject to vesting in three equal annual installments based upon continued service. In addition, thereafter, each non-employee director receives an option to purchase 7,500 shares of our common stock at the first Board meeting following each annual meeting of our stockholders, provided that he or she has served as a director for at least six months.

All of the directors are reimbursed for out-of-pocket expenses incurred on our behalf, and all of the directors are eligible to participate in the Amended and Restated 2006 Stock Option and Incentive Plan on an ad hoc basis from time to time at the discretion of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below or elsewhere in this Proxy Statement, there were no transactions with any of directors, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of the foregoing persons, during 2008 and 2009.

We are party to a Registration Rights Agreement dated June 17, 1998 with Housatonic Partners providing for rights to register shares of our common stock under the Securities Act of 1933, as amended.

George D. LeMaitre, M.D., our founder, chair of our scientific advisory board, and a director, and Cornelia W. LeMaitre, our Vice President, Human Resources and a director, each receive compensation as employees. For more information regarding their compensation, see the Director Compensation Table above.

We have employment agreements with each of Mr. LeMaitre, Mr. Roberts, Mr. Gebauer, and Mr. Pellegrino that provide for severance compensation, and, in the case of Mr. Gebauer, salary, bonus, and stock option compensation. For more information on these employment agreements, see the section above entitled “Severance Arrangements Pursuant to Employment Agreements.”

Our Amended and Restated 2006 Stock Option and Incentive Plan (the “2006 Plan”) provides that upon the effectiveness of an “Acquisition” as defined in the 2006 Plan, the Compensation Committee or the board of directors of the entity assuming our obligations under the 2006 Plan will take one or more of the following actions: (i) make appropriate provision for the continuation of awards by substituting the consideration payable in connection with the Acquisition; (ii) accelerate the date of exercise of awards; (iii) provide that all awards must be exercised, to the extent then exercisable, within a specified time period, at the end of which period the awards shall terminate; (iv) terminate all awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such award (to the extent then exercisable) over their exercise price; or (v) in the event of a stock sale, require that the optionee sell to the purchaser all shares previously issued to such optionee upon exercise of any award, at a price equal to the portion of the net consideration from such sale which is attributable to such shares.

INDEMNIFICATION MATTERS

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with us.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of nine members. Our Second Amended and Restated Certificate of Incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated George W. LeMaitre, David B. Roberts, and Michael C. Jackson and recommended that each be elected to the Board of Directors as a Class I director, each to hold office until the annual meeting of stockholders to be held in the year 2013 and until his successor has been duly elected and qualified or until his earlier death, resignation, or removal. All Class I directors’ terms expire at this Meeting. Each of the nominees is currently serving as one of our directors following their previously election by our stockholders.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

This Proposal 1 relates solely to the election of three Class I directors nominated by us and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any of our stockholders.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW.

The following table sets forth the nominees to be elected at the Meeting, the continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by each nominee and director, the year each nominee’s or director’s current term will expire, and each nominee’s and director’s current class:

Nominee’s or Director’s Name	Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class I Directors:
George W. LeMaitre	1992	Chairman of the Board and Chief Executive Officer	2010	I
David B. Roberts	2001	President and Director	2010	I
Michael C. Jackson	2005	Director	2010	I

Continuing Directors:
George D. LeMaitre, M.D.	1983	Founder and Director	2011	II
Russell D. Hays	2008	Director	2011	II
William N. Thorndike, Jr.	2008	Director	2011	II
Cornelia W. LeMaitre	1992	Vice President, Human Resources and Director	2012	III
Lawrence J. Jasinski	2003	Director	2012	III
John J. O’Connor	2008	Director	2012	III

PROPOSAL 2

APPROVAL OF THE SECOND AMENDED AND RESTATED

2006 STOCK OPTION AND INCENTIVE PLAN

We believe that stock options and other stock-based incentive awards can play an important role in our success by encouraging and enabling our employees, officers, non-employee directors and other key persons upon whose judgment, initiative and efforts we largely depend to acquire a proprietary interest in the company. We anticipate that providing such persons with a direct ownership stake will assure a closer identification of the interests of such individuals with ours’ and our stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.

On April 26, 2010, the Board of Directors approved an amendment and restatement of the Amended and Restated 2006 Stock Option and Incentive Plan (the “2006 Plan”), subject to stockholder approval, to, among other things, increase the aggregate number of shares authorized for issuance under the 2006 Plan by 1,500,000 shares to 3,000,000 shares of common stock, plus such number of shares representing expired, cancelled or terminated stock options or awards under our 1997 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan and 2004 Stock Option Plan (collectively, the “Prior Plans”).

This amendment was designed to ensure that we can continue to grant stock options and other awards to our officers, employees, non-employee directors and other key persons at levels determined to be appropriate by the Compensation Committee. A copy of the Second Amended and Restated 2006 Stock Option and Incentive Plan, as amended and restated (the “Amended 2006 Plan”), is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Summary of Material Features

The material features of the Amended 2006 Plan as proposed to be amended are:

•

That the maximum number of shares of common stock to be issued under the Amended 2006 Plan be increased by 1,500,000 shares to a total of 3,000,000 shares of common stock, plus such number of shares representing expired, cancelled or terminated stock options or awards under the Prior Plans;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares and cash-based awards is permitted;

•	Any material amendment to the Amended 2006 Plan is subject to approval by our stockholders; and

•	No awards may be granted under the Amended 2006 Plan after the date that is 10 years from the date of stockholder approval.

Based solely on the closing price of our common stock as reported by the NASDAQ on April 26, 2010 and on the maximum number of shares that would have been available for awards as of such date, and taking into account the proposed increase described herein but excluding such number of shares representing expired, cancelled or terminated stock options or awards under the Prior Plans, the maximum aggregate market value of the common stock that could potentially be issued under the Amended 2006 Plan is $14,520,000. If not approved by the stockholders, we anticipate experiencing difficulties in maintaining competitive compensation programs because the number of shares currently available for issuance under the 2006 Plan is not sufficient, based upon competitive compensation data, to support our 2010 and 2011 staffing plans, including current and new employees. Based upon review of competitive data, we believe that equity incentive awards, such as stock options and restricted stock units, are needed to attract, retain and motivate qualified employees, officers and directors. As of December 31, 2009, there were 221,513 shares which remained available for issuance under the 2006 Plan.

The shares of common stock underlying any awards that are (1) forfeited, (2) canceled, (3) held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, (4) reacquired by the Company prior to vesting, (5) satisfied without any issuance of stock, (6) expire or (7) are otherwise terminated (other than by exercise) under the Amended 2006 Plan are added back to the shares of common stock available for issuance under the Amended 2006 Plan. Accordingly, the number of shares available for issuance under the Amended 2006 Plan will be the authorized but unissued shares plus those shares that are added back.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the Amended 2006 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the Amended 2006 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of certain performance criteria that may include any or all of the following:

•	our return on equity, assets, capital or investment;

•	our pre-tax or after-tax profit levels or those of any of our subsidiaries, divisions, operating units, business segments, or any combination of the foregoing;

•	net sales, gross margin, operating income, cash flow, funds from operations or similar measures;

•	total stockholder return;

•	changes in the market price of our common stock;

•	sales or market share;

•	earnings per share;

•	status of clinical studies and other regulatory approvals and milestones;

•	manufacturing developments and/or progress;

•	achievement of sales milestones; and

•	our other operational objectives.

The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 3,000,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 3,000,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2,000,000 for any performance cycle.

Summary of the Amended 2006 Plan

The following description of certain features of the Amended 2006 Plan is a summary only, and is qualified in its entirety by the full text of the Amended 2006 Plan that is attached hereto as Appendix A.

Plan Administration. The Amended 2006 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended 2006 Plan. The Compensation Committee may delegate to an officer, including our Chief Executive Officer, the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the Amended 2006 Plan will be our full or part-time officers, employees, non-employee directors and other key persons (including our consultants and prospective employees) as selected from time to time by the Compensation Committee in its discretion. Approximately 233 individuals are currently eligible to participate in the Amended 2006 Plan, which includes seven executive officers, 221 employees who are not officers, and five non-employee directors.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 3,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or restricted stock units granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 3,000,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $2,000,000. In addition, no more than 3,000,000 shares will be issued in the form of incentive stock options.

Stock Options. The Amended 2006 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Stock options granted under the Amended 2006 Plan will be non-qualified stock options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to our employees. Non-qualified stock options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and key persons. The option exercise price of each stock option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NASDAQ on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each stock option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each stock option may be exercised. Stock options may be made exercisable in installments and the exercisability of stock options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no stock option granted under the Amended 2006 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or a domestic relations order, and stock options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of stock options, the stock option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of our common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The Compensation Committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.

Performance Share Awards. The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Amended 2006 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Amended 2006 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions. The Amended 2006 Plan provides that upon the effectiveness of an “Acquisition” (as defined therein), the Compensation Committee or the board of directors of the entity assuming our obligations under the Amended 2006 Plan will take one or more of the following actions:

•	make appropriate provision for the continuation of awards by substituting the consideration payable in connection with the Acquisition;

•	accelerate the date of exercise of awards;

•	provide that all awards must be exercised, to the extent then exercisable, within a specified time period, at the end of which period the awards shall terminate;

•	terminate all awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such award (to the extent then exercisable) over their exercise price; or

•

in the event of a stock sale, require that the optionee sell to the purchaser all shares previously issued to such optionee upon exercise of any award, at a price equal to the portion of the net consideration from such sale which is attributable to such shares.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended 2006 Plan requires the Compensation Committee to make appropriate adjustments (1) to the number of shares of common stock that are subject to the Amended 2006 Plan, (2) to certain limits in the Amended 2006 Plan, and (3) to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Amended 2006 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing us to withhold shares of common stock to be issued pursuant to the exercise or vesting.

Amendments and Termination. The Board may at any time amend or discontinue the Amended 2006 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Amended 2006 Plan (other than amendments that curtail the scope of the Amended 2006 Plan), including any amendments that increase the number of shares reserved for issuance under the Amended 2006 Plan, expand the types of awards available, materially expand the eligibility to participate in, materially extend the term of, or materially change the method of determining the fair market value of shares under the Amended 2006 Plan, will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options or to ensure that compensation earned under the Amended 2006 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of the Amended 2006 Plan. The Board adopted the Amended 2006 Plan on April 26, 2010, and the Amended 2006 Plan becomes effective on the date it is approved by our stockholders. Awards of incentive options may be granted under the Amended 2006 Plan until April 26, 2020. No other awards may be granted under the Amended 2006 Plan after the date that is 10 years from the date of stockholder approval. If the Amended 2006 Plan is not approved by our stockholders, the 2006 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

Historical Awards under the 2006 Plan

The following table provides information concerning the number of shares of common stock underlying all options and stock awards received by the following persons and groups at any time under the 2006 Plan: each named executive officer; all nominees for election as a director, all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group. This table does not list the number of shares underlying future option awards because the grant of awards under the 2006 Plan and Amended 2006 Plan is within the discretion of the Compensation Committee. The number of shares of common stock underlying all awards exceeds the number of shares of common stock authorized to be issued under the plan because shares representing expired, cancelled or terminated stock options or awards are returned to the pool of available shares.

Name and Position	Shares underlying option awards (1)	Stock awards (1)(2)
George W. LeMaitre	278,872	0
Chairman and Chief Executive Officer
Joseph P. Pellegrino, Jr.	84,647	71,681
Chief Financial Officer
David B. Roberts	179,276	32,002
President
Peter R. Gebauer	41,629	65,687
President, International Operations
Trent G. Kamke	20,365	38,580
Senior Vice President, Operations
All nominees for director (3)	37,500	2,896
All current executive officers, as a group	615,837	259,677
All current directors who are not executive officers, as a group (4)	130,046	23,208
All current employees who are not executive officers, as a group	215,530	685,341

(1)	The number of shares of common stock underlying all awards exceeds the number of shares of common stock authorized to be issued under the plan because shares representing expired, cancelled or terminated stock options or awards are returned to the pool of available shares.
(2)	Includes awards of restricted stock units.

(3)	Includes Michael C. Jackson only. This item excludes George W. LeMaitre and David B. Roberts since their awards are presented separately. All of Mr. Jackson’s awards were issued to Housatonic Equity Investors, L.P. Housatonic Equity Partners I, LLC is the sole general partner of Housatonic Equity Investors, L.P. Mr. Jackson is a managing member of Housatonic Equity Partners I, LLC. As such, Mr. Jackson may be deemed to share voting and investment power with respect to all shares held by such entity. Mr. Jackson disclaims beneficial ownership of such shares except to the extent of his respective pecuniary interest, if any.
(4)	Includes Mrs. LeMaitre, Dr. LeMaitre, and Messrs. O’Connor, Hays, Jasinski, Jackson and Thorndike. All of Messrs. Thorndike’s and Jackson’s awards were issued to Housatonic Equity Investors, L.P. Housatonic Equity Partners I, LLC is the sole general partner of Housatonic Equity Investors, L.P. Mr. Thorndike is the managing partner and a managing member of Housatonic Equity Partners I, LLC. Mr. Jackson is a managing member of Housatonic Equity Partners I, LLC. As such, Messrs. Thorndike and Jackson may be deemed to share voting and investment power with respect to all shares held by such entity. Messrs. Thorndike and Jackson disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interest, if any.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended 2006 Plan. It does not describe all federal tax consequences under the Amended 2006 Plan, nor does it describe state or local tax consequences.

The advice set forth below was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding United States federal tax penalties that may be imposed on the taxpayer. The advice was written to support the promotion or marketing of the transaction(s) or matter(s) addressed herein. Each taxpayer should seek advice based upon the taxpayer’s particular circumstances from an independent tax advisor. The foregoing language is intended to satisfy the requirements under the regulations in Section 10.35 of Circular 230.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), then, as a general rule, (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options. No income is realized by the optionee at the time the stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with an award under the Amended 2006 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, our deduction for certain awards under the Amended 2006 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Amended 2006 Plan is structured to allow certain awards to qualify as performance-based compensation.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SECOND AMENDED AND RESTATED 2006 STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP, an independent registered public accounting firm, to serve as our independent registered public accounting firm for the year ending December 31, 2010. Ernst & Young has served as our independent registered public accounting firm since 1998. In making its recommendation, the Audit Committee reviewed and discussed its selection of, and the performance of, Ernst & Young for the year ended December 31, 2009. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of Ernst & Young is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Ernst & Young attended all in-person meetings of the Audit Committee in 2009. We expect that a representative of Ernst & Young will attend the Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Pre-Approval Policy

The Audit Committee of the Board of Directors has implemented procedures under our Audit Committee pre-approval policy to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the Audit Committee (the “Pre-Approval Policy”). Specifically, the Audit Committee pre-approves the use of Ernst & Young for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.

Principal Accounting Fees and Services

The following table shows the aggregate fees for professional services rendered by Ernst & Young to the Company during the years ended December 31, 2009 and 2008.

	2009	2008
Audit Fees	$478,425	$483,397
Audit-Related Fees	15,000	—
Tax Fees	25,000	9,240
All Other Fees	1,995	1,490

Total	$520,420	$494,127

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, statutory filings, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit related fees consist of fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees.”

Tax Fees

In 2009, the Tax Fees consist of fees for professional services rendered for a transfer price tax study. In 2008, the Tax Fees consist of fees for professional services rendered for assistance with federal, state, local, and international tax compliance, and tax planning. The Audit Committee has determined that the provision of these services to us by Ernst & Young is compatible with maintaining their independence.

All Other Fees

These fees are for access to an online research application.

All of the fees referenced in the table above were pre-approved by our Audit Committee pursuant to the Pre-Approval Policy described above.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS LEMAITRE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at our 2011 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices not later than December 31, 2010. Any such proposal must comply with the rules and regulations of the SEC.

Our Amended and Restated By-Laws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the annual meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for our 2011 Annual Meeting—other than one that will be included in our Proxy Statement—must be received by our Secretary at our principal executive offices between February 17, 2011, and March 19, 2011, in order to be considered timely, unless our 2011 annual meeting of stockholders is scheduled to take place before May 18, 2011, or after August 16, 2011. Our Amended and Restated By-Laws state that the stockholder must provide timely written notice of such nomination or proposal as well as be present at such meeting, either in person or by a representative. A stockholders’ notice shall be timely received by us at our principal executive office not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if received by us at our principal executive office not later than the close of business on the later of (a) the 90th day prior to the scheduled date of such annual meeting or (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. Any such proposal should be mailed to us at our principal executive office, Attention: Secretary. Any proposal to be considered for inclusion at the annual meeting must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such action. The matters proposed to be brought before the meeting also must be proper matters for stockholder action.

INCORPORATION BY REFERENCE

The section of this proxy statement entitled “Audit Committee Report” does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

HOUSEHOLDING OF PROXY MATERIALS

Our 2009 Annual Report, including audited financial statements for the year ended December 31, 2009, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Annual Report and one proxy statement to multiple stockholders sharing an address. This delivery method, called “householding,” is not being used, however, if we have received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, we will deliver promptly a separate copy of the Annual Report and the proxy statement to any stockholder who sends a written request to LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Secretary, or calls us at (781) 221-2266. If your household is receiving multiple copies of our Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to LeMaitre Vascular, Inc., 63 Second Avenue, Burlington, Massachusetts 01803, Attention: Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Meeting. If any other matters are properly brought before the Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

By Order of the Board of Directors

Aaron M. Grossman

Vice President, General Counsel & Secretary

April 30, 2010

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009, AS FILED WITH THE SEC, IS BEING FURNISHED TO STOCKHOLDERS CONCURRENTLY HEREWITH. A STOCKHOLDER MAY SUBMIT A WRITTEN REQUEST FOR AN ADDITIONAL COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 TO: SECRETARY, 63 SECOND AVENUE, BURLINGTON, MA 01803.

NOTE 1 OF THE NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS, INCLUDED IN OUR ANNUAL REPORT ON FORM 10-K FILED ON MARCH 29, 2010, IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT.

Appendix A

LEMAITRE VASCULAR, INC.

SECOND AMENDED AND RESTATED

2006 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the LeMaitre Vascular, Inc. 2006 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors and other key persons (including Consultants and prospective employees) of LeMaitre Vascular, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards and Cash-Based Awards.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Committee” means a committee of the Board.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units or Cash-Based Award.

“Restricted Stock” means Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Award” means an Award entitling the recipient to acquire shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of phantom stock units to a grantee.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right (except as otherwise provided for in Section 6).

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock” is defined in Section 9.

“Unrestricted Stock Award” means any Award pursuant to which a grantee may receive shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by either the Board or one or more Committees of the Board (the “Administrator”).

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards and Cash-Based Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) of the Plan; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(d) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to an officer (including the chief executive officer) of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(e) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(f) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 3,000,000 shares, and (ii) such number of shares as equals that number of stock options or awards returned to (A) the Company’s 1997 Stock Option Plan, as amended and in effect from time to time, following the effective date of the original 2006 Stock Option and Incentive Plan, (B) the Company’s 1998 Stock Option Plan, as amended and in effect from time to time, following the effective date of the original 2006 Stock Option and Incentive Plan, (C) the Company’s 2000 Stock Option Plan, as amended and in effect from time to time, following the effective date of the original 2006 Stock Option and Incentive Plan, and (D) the Company’s 2004 Stock Option Plan, as amended and in effect from time to time, following the effective date of the original 2006 Stock Option and Incentive Plan, in each case as a result of the expiration, cancellation or termination of such stock options or awards, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 3,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. In no event may shares of Stock granted in the form of Incentive Stock Options exceed 3,000,000 shares. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Consolidations, Mergers or Sales of Assets or Stock. If the Company is to be consolidated with or acquired by another person or entity in a merger, sale of all or substantially all of the Company’s assets or stock or otherwise (an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, with respect to outstanding Awards or shares acquired upon exercise of any Award, take one or more of the following actions: (i) make appropriate provision for the continuation of such Award by substituting on an equitable basis for the shares then subject to such Award the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such Award or of any installment of any such Award; (iii) upon written notice to the optionees, provide that all Awards must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Award shall terminate; (iv) terminate all Awards in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Award (to the extent then exercisable) over the exercise price thereof; or (v) in the event of a stock sale, require that the optionee sell to the purchaser to whom such stock sale is to be made, all shares previously issued to such optionee upon exercise of any Award, at a price equal to the portion of the net consideration from such sale which is attributable to such shares.

(d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation or affiliate thereof with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation or affiliate thereof. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, directors and key persons (including Consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Grants of Stock Options. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than one hundred ten (110%) percent of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

(D) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(b) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed 10 years.

SECTION 7.	RESTRICTED STOCK AWARDS

(a) Purchase Price; Terms. Shares of Restricted Stock shall be issued under the Plan at such purchase price (which may be zero) as determined by the Administrator. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock agreement. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8.	RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS

The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award, Restricted Stock Units or Cash-Based Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company’s return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) net sales, gross margin, operating income, cash flow, funds from operations or similar measures; (iv) total stockholder return; (v) changes in the market price of the Stock; (vi) sales or market share; (vii) earnings per share, (viii) status of clinical studies and other regulatory approvals and milestones, (ix) manufacturing developments and/or progress, (x) achievement of sales milestones, and (xi) other operational objectives of the Company.

(b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 3,000,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $2,000,000 in the case of a Performance-based award that is a Cash-Based Award.

SECTION 12.	TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Committee Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13.	TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14.	SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15.	TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants without shareholder approval. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 17.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.	GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 19.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 20.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: April 26, 2010

DATE APPROVED BY STOCKHOLDERS:

LEMAITRE VASCULAR, INC.

							Please mark your votes as indicated in this example		☒
The Board of Directors recommends a vote FOR the Nominees:					The Board of Directors recommends a vote FOR proposal 2:
							FOR	WITHHELD	ABSTAIN
1.	To elect three Class I directors nominated by the Board of Directors, each to serve until the 2013 Annual Meeting of Stockholders and until their respective successors are duly				2.	To approve the Second Amended and Restated 2006 Stock Option and Incentive Plan.	☐	☐	☐
	elected and qualified:	FOR	WITHHELD	*EXCEPTIONS

	Nominees:	☐	☐	☐
	01 George W. LeMaitre				The Board of Directors recommends a vote FOR proposal 3:		FOR	WITHHELD	ABSTAIN
	02 David B. Roberts						☐	☐	☐
03 Michael C. Jackson
	Proposal 1 relates solely to the election of three Class I directors nominated by the Company and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.				3.	To ratify Ernst & Young LLP as independent auditors for 2010.

	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)				4.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

	*Exceptions					THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

							Mark Here for Address Change or Comments SEE REVERSE		☐

Please sign exactly as your name appears hereon. Joint owners must both sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized person.

Signature	Signature	Date

PROXY

LEMAITRE VASCULAR, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – JUNE 17, 2010

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of LeMaitre Vascular, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Joseph P. Pellegrino, Jr. and Aaron M. Grossman, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters, 63 Second Avenue, Burlington, Massachusetts 01803 on June 17, 2010, at 10:00 a.m., local time, and at any adjournments or postponements thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 17, 2010

This proxy statement, the notice of the annual meeting, directions to the annual meeting, a sample proxy card, and our 2009 annual report to stockholders are available at http://www.lemaitre.com/proxy.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE PROPOSALS IN ITEMS TWO AND THREE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Change/Comments	BNY MELLON SHAREOWNER SERVICES
(Mark the corresponding box on the reverse side)	P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

CONTINUED AND TO BE SIGNED ON REVERSE SIDE